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                                                                    EXHIBIT 11.1

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                                                        FOR THE TWELVE MONTHS ENDED DECEMBER 31
                                                      -------------------------------------------
                                                         1994            1995            1996
                                                      -----------     -----------     -----------
Earnings per Common and Common Equivalent Share:
Initial Public Offering Price.......................  $     16.00     $     16.00     $     16.00
Weighted Average Common Shares Outstanding During
  Period:...........................................    1,173,000       1,189,000       1,223,000
Shares of Common stock issued within the last twelve
  months preceding the initial filing date..........    1,272,000       1,272,000       1,272,000
Weighted Average Common stock issued subsequent to
  the initial filing date...........................           --              --       1,779,000
                                                      -----------     -----------     -----------
                                                        2,445,000       2,461,000       4,274,000
Common Stock Equivalents:
Common Stock options and warrants granted within the
  last twelve months preceding the initial filing
  date..............................................    1,375,000       1,375,000       1,126,000
Preferred Stock convertible into Common Stock and
  sold within the last twelve months preceding the
  initial filing date...............................    4,019,000       4,019,000       2,831,000
                                                      -----------     -----------     -----------
                                                        5,394,000       5,394,000       3,957,000
Weighted average Common and Common Equivalent
  Shares............................................    7,839,000       7,855,000       8,231,000
Net loss for period.................................   (1,115,000)     (3,352,000)     (3,483,000)
Loss per Share......................................        (0.14)          (0.43)          (0.42)
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